Exhibit 10.1

Execution Version

TERMINATION AND RELEASE AGREEMENT

THIS TERMINATION AND RELEASE AGREEMENT, dated as of August 20, 2026 (this “Agreement”), is entered into by and among (i) Cantor Equity Partners I, Inc., a Cayman Islands exempted company (“SPAC”), (ii) BSTR Holdings, Inc., a Delaware corporation (“Pubco”), (iii) BSTR Intermediate, a Cayman Islands exempted company (“SPAC Merger Sub”), (iv) BSTR Newco, LLC, a Delaware limited liability company (“Newco”), (v) BSTR Holdings (Cayman), a Cayman Islands limited liability company treated as a corporation for U.S. federal income tax purposes (the “Seller”), (vi) PEMS Sub A, Inc., a Delaware corporation (“SPAC Subsidiary A”), (vii) PEMS Sub B, Inc., a Delaware corporation (“SPAC Subsidiary B”), (viii) PEMS Merger Sub C, Inc., a Delaware corporation (“Newco Merger Sub” and together with SPAC Subsidiary A and SPAC Subsidiary B, the “SPAC Subsidiaries” and each, a “SPAC Subsidiary”), (ix) Cantor EP Holdings I, LLC, a Delaware limited liability company (“Sponsor”) and (x) Blockstream Capital Partners LLC, a Cayman Islands limited liability company (“BCP”). SPAC, Pubco, SPAC Merger Sub, Newco, the Seller, SPAC Subsidiary A, SPAC Subsidiary B, Newco Merger Sub, Sponsor and BCP (as applicable) are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

W I T N E S S E T H:

WHEREAS, on July 16, 2025, SPAC, Pubco, SPAC Merger Sub, Newco, the Seller, SPAC Subsidiary A, SPAC Subsidiary B and Newco Merger Sub entered into a Business Combination Agreement (as amended on March 25, 2026, the “BCA”); and

WHEREAS, the Parties desire to terminate the BCA pursuant to Section 10.1(a) of the BCA and to be bound by the other provisions set forth hereinafter.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
TERMINATION AND RELEASE

1.1 Termination of BCA. SPAC and the Seller hereby mutually consent and agree to terminate the BCA in its entirety effective upon the execution and delivery of this Agreement, pursuant to Section 10.1(a) of the BCA, and in consideration of the foregoing, Seller shall pay, or shall request BCP to pay (and BCP, if so requested, shall pay), to SPAC, in immediately available funds to the account specified on Schedule A, cash in the aggregate amount of $15,000,000 (the “Termination Payment”), which Termination Payment shall be paid to SPAC in the amounts and on or before the dates set forth below in this Section 1.1:

(i) $10,000,000 shall be paid on September 19, 2026; and

(ii) $5,000,000 shall be paid on December 1, 2026.

1.2 Termination of Ancillary Documents. The Parties acknowledge and agree that (i) the Contribution Agreement, the Sponsor Support Agreement and any other Ancillary Document providing for automatic termination upon termination of the BCA shall be automatically terminated, without further action on the part of the parties thereto, concurrent with the termination of the BCA pursuant hereto, and (ii) each other Ancillary Document providing for automatic termination upon expiration of the long stop date included therein (July 16, 2026) terminated and became void and of no further force and effect, and all rights and obligations of the parties thereunder terminated without any further liability on the part of any party in respect thereof, in accordance with their terms. The Parties further acknowledge and agree that the Ancillary Documents shall be of no further force or effect, including provisions of any such Ancillary Document that by their terms would otherwise have survived the termination of such Ancillary Document.

1.3 Mutual Release; Covenant Not to Sue.

(a) Notwithstanding anything in the BCA or any Ancillary Document that may be deemed to be to the contrary, effective upon execution and delivery of this Agreement, each Party, for and on behalf of itself and its Related Parties (as defined below), does hereby unequivocally, irrevocably, completely, finally and forever release and discharge, and hold harmless, each other Party and any of their respective former, current or future officers, directors, agents, advisors, attorneys, counsel, representatives, managers, members, partners, shareholders, employees, financing sources, Affiliates (including controlling persons and parent companies) and their respective officers, directors, members, managers and employees, principals, and any heirs, executors, administrators, successors or assigns of any said person or entity (“Related Parties”), from, without limitation, any and all past, present, direct, indirect, and derivative liabilities, actions, causes of action, cases, claims, suits, debts, dues, sums of money, attorney’s fees, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, injuries, harms, damages, judgments, remedies, executions, demands, liens and damages of whatever nature, whether in law, equity or otherwise, asserted or that could have been asserted, under federal or state statute, or common law, known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, whether or not concealed or hidden, from the beginning of time until the date of execution of this Agreement, that in any way arise from or out of, are based upon, or are in connection with or relate to (i) the BCA, the Ancillary Documents and the other agreements and documents contemplated hereby or thereby (collectively, the “Transaction Documents”), (ii) any breach, non-performance, action or failure to act under the Transaction Documents, and (iii) the proposed Transactions, including the events leading to the termination of the BCA or any Ancillary Document including the dissolution of any entity (collectively, the “Released Matters”); provided, however, that, (x) no Party shall be released from any breach, non-performance, action or failure to act under this Agreement, (y) notwithstanding anything to the contrary contained in this Agreement, the provisions of Section 11.1 (Waiver of Claims Against Trust) of the BCA shall continue to apply to Newco, Pubco, SPAC Merger Sub, and the Seller, regardless of this Agreement and the releases contained herein, and (z) nothing in this Section 1.3 shall release, or be construed to release, any Party or its Related Parties from any liability to the extent arising out of or resulting from fraud by such Party or any of its Related Parties; provided further that if the Seller or BCP, as applicable, fail to pay any of the installments of the Termination Payment set forth in Section 1.1 within seven days of the date set forth therein for such installment, then the release of the other Parties by each of SPAC, each SPAC Subsidiary and Sponsor pursuant to this Section 1.3(a) (including the applicability of Section 1.3(b) and Section 1.3(c)) shall automatically be deemed null and void and of no further force or effect.

(b) It is understood and agreed that, except as provided in the first proviso to the last sentence of Section 1.3(a), Section 1.3(a) is a full and final release covering all known as well as unknown or unanticipated debts, claims or damages of the Parties and their Related Parties relating to or arising out of the Transaction Documents. Therefore, each of the Parties expressly waives any rights it may have under any statute or common law principle under which a general release does not extend to claims which such Party does not know or suspect to exist in its favor at the time of executing the release, which if known by such Party must have affected such Party’s settlement with the other. In connection with such waiver and relinquishment, the Parties acknowledge that they or their attorneys or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the Released Matters, but that it is their intention hereby fully, finally and forever to settle and release all of the Released Matters. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete mutual releases with regard to the Released Matters notwithstanding the discovery or existence of any such additional or different claim or fact.

(c) Except as provided in the first proviso to the last sentence of Section 1.3(a), each Party, on behalf of itself and its Related Parties, hereby covenants to each other Party and their respective Related Parties not to, with respect to any Released Claim, directly or indirectly bring, encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by such Party or its Related Parties or any third party of a suit, arbitration, mediation, or claim (including a third party or derivative claim) against any other Party and/or its Related Parties relating to any Released Claim. The covenants contained in this Section 1.3 shall survive this Agreement indefinitely regardless of any statute of limitations.

ARTICLE II
MISCELLANEOUS

2.1 Representations and Warranties of the Parties. Each Party, on behalf of itself and its Related Parties, represents and warrants to the other Parties as follows:

(a) The execution, delivery and performance by such Party of this Agreement and the consummation by such Party of the transactions contemplated hereby are within the corporate powers of such Party and have been duly authorized by all necessary action on the part of such Party. This Agreement constitutes a valid and legally binding agreement of such Party, enforceable against such Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(b) None of the execution, delivery or performance by such Party of this Agreement or the transactions contemplated hereby does or will (i) contravene or conflict with the organizational documents of such Party, (ii) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to such Party or by which any of such Party’s assets is or may be bound), or (iii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or require a consent or waiver under, any of the terms, conditions or provisions of any contractual restriction binding on such Party or affecting such Party or any of its assets.

2.2 Notices. Any notice under this Agreement shall be sent in writing, and shall be deemed given in accordance with the provisions of Section 12.2 of the BCA (which provision of the BCA shall survive solely for purposes of this Section 2.2 and the first proviso to the last sentence of Section 1.3(a)).

2.3 Amendments; No Waivers; Remedies. This Agreement cannot be amended, except by a writing signed by each Party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the Party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given. Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach. Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

2.4 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The Parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

2.5 Governing Law; Jurisdiction; Enforcement. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other Party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware and the Parties will endeavor to have such Action assigned to the Delaware Complex Commercial Litigation Division thereof), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware. Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with the provisions of this Agreement, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

2.6 Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. Each of the Parties to this Agreement acknowledges that it has been represented in connection with the signing of the foregoing waiver by independent legal counsel selected by it and that such Party has discussed the legal consequences and import of such waiver with legal counsel. Each of the parties to this Agreement further acknowledges that it has read and understands the meaning of such waiver and grants such waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

2.7 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of the other Parties hereto and any attempt to do so shall be void, except for assignments and transfers by operation of any laws. Subject to the preceding sentence and Section 2.11 hereof, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.

2.8 Third-Party Beneficiaries. Each Party acknowledges and agrees that each Party’s Related Parties are express third-party beneficiaries of the releases of such Related Parties and covenants not to sue such Related Parties contained in Section 1.3 of this Agreement and the covenants contained in Sections 2.1 and 2.2 of this Agreement and are entitled to enforce rights under such section to the same extent that such Related Parties could enforce such rights if they were a party to this Agreement. Except as provided in the preceding sentence, there are no third-party beneficiaries to this Agreement.

2.9 Entire Agreement. This Agreement sets forth the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage.

2.10 Interpretation. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. In this Agreement, unless the context otherwise requires: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (d) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement.

2.11 Equitable Relief. Notwithstanding anything herein to the contrary, the Parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the requirement to post any bond or other security or to prove that money damages would be inadequate.

2.12 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each Party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted (including scanned .pdf image) signature pages that together (but need not individually) bear the signatures of all other Parties.

{The remainder of this page intentionally left blank; signature pages to follow}

IN WITNESS WHEREOF, the Parties hereto have caused this Termination and Release Agreement to be duly executed as of the day and year first above written.

SPAC:

CANTOR EQUITY PARTNERS I, INC.

By:	/s/ Brandon Lutnick
	Name:	Brandon Lutnick
	Title:	Chief Executive Officer

Newco:

BSTR NEWCO, LLC

By:	/s/ Adam Back
	Name:	Adam Back
	Title:	Authorized Person

Pubco:

BSTR HOLDINGS, INC.

By:	/s/ Adam Back
	Name:	Adam Back
	Title:	Authorized Person

SPAC Merger Sub:

BSTR INTERMEDIATE

By:	/s/ Adam Back
	Name:	Adam Back
	Title:	Authorized Person

{Signature Page to Termination and Release Agreement}

IN WITNESS WHEREOF, the Parties hereto have caused this Termination and Release Agreement to be duly executed as of the day and year first above written.

The Seller:

BSTR HOLDINGS (CAYMAN)

By:	/s/ Adam Back
	Name:	Adam Back
	Title:	Authorized Person

SPAC Subsidiaries:

PEMS SUB A, INC.

By:	/s/ Brandon Lutnick
	Name:	Brandon Lutnick
	Title:	Chief Executive Officer

PEMS SUB B, INC.

By:	/s/ Brandon Lutnick
	Name:	Brandon Lutnick
	Title:	Chief Executive Officer

PEMS MERGER SUB C, INC.

By:	/s/ Brandon Lutnick
	Name:	Brandon Lutnick
	Title:	Chief Executive Officer

Sponsor:

CANTOR EP HOLDINGS I, LLC

By:	/s/ Brandon Lutnick
	Name:	Brandon Lutnick
	Title:	Chief Executive Officer

{Signature Page to Termination and Release Agreement}

IN WITNESS WHEREOF, the Parties hereto have caused this Termination and Release Agreement to be duly executed as of the day and year first above written.

BLOCKSTREAM CAPITAL PARTNERS LLC

By:	/s/ Oleg Mikhalsky
	Name:	Oleg Mikhalsky
	Title:	Authorized Person

{Signature Page to Termination and Release Agreement}